Exhibit 99.3 Delivering a Smoke-Free Future 2019 Fourth-Quarter and Full-Year Results February 6, 2020

Introduction • A glossary of key terms and definitions, including the definition for reduced-risk products, or "RRPs," as well as adjustments, other calculations and reconciliations to the most directly comparable U.S. GAAP measures and our business transformation metrics are at the end of today’s webcast slides, which are posted on our website • Unless otherwise stated, all references to IQOS are to our IQOS heat-not-burn products • Comparisons are presented on a "like-for-like" basis reflecting pro forma 2018 results, which have been adjusted for the deconsolidation of our Canadian subsidiary, Rothmans, Benson & Hedges, Inc. (RBH), effective March 22, 2019 2

Forward-Looking and Cautionary Statements • This presentation and related discussion contain projections of future results and other forward-looking statements. Achievement of future results is subject to risks, uncertainties and inaccurate assumptions. In the event that risks or uncertainties materialize, or underlying assumptions prove inaccurate, actual results could vary materially from those contained in such forward-looking statements. Pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, PMI is identifying important factors that, individually or in the aggregate, could cause actual results and outcomes to differ materially from those contained in any forward-looking statements made by PMI • PMI's business risks include: excise tax increases and discriminatory tax structures; increasing marketing and regulatory restrictions that could reduce our competitiveness, eliminate our ability to communicate with adult consumers, or ban certain of our products; health concerns relating to the use of tobacco products and exposure to environmental tobacco smoke; litigation related to tobacco use; intense competition; the effects of global and individual country economic, regulatory and political developments, natural disasters and conflicts; changes in adult smoker behavior; lost revenues as a result of counterfeiting, contraband and cross-border purchases; governmental investigations; unfavorable currency exchange rates and currency devaluations, and limitations on the ability to repatriate funds; adverse changes in applicable corporate tax laws; adverse changes in the cost and quality of tobacco and other agricultural products and raw materials; and the integrity of its information systems and effectiveness of its data privacy policies. PMI's future profitability may also be adversely affected should it be unsuccessful in its attempts to produce and commercialize reduced-risk products or if regulation or taxation do not differentiate between such products and cigarettes; if it is unable to successfully introduce new products, promote brand equity, enter new markets or improve its margins through increased prices and productivity gains; if it is unable to expand its brand portfolio internally or through acquisitions and the development of strategic business relationships; or if it is unable to attract and retain the best global talent. Future results are also subject to the lower predictability of our reduced-risk product category's performance • PMI is further subject to other risks detailed from time to time in its publicly filed documents, including the Form 10-Q for the quarter ended September 30, 2019. PMI cautions that the foregoing list of important factors is not a complete discussion of all potential risks and uncertainties. PMI does not undertake to update any forward-looking statement that it may make from time to time, except in the normal course of its public disclosure obligations 3

Strong Performance in 2019 • Broad-based growth for IQOS • Robust combustible tobacco portfolio results, with solid pricing • Strong adjusted financial results on a currency-neutral like-for-like basis • FDA Pre-Market Tobacco Authorization and U.S. commercial launch of IQOS(a) (a) IQOS 2.4 device Source: PMI Financials or estimates 4

PMI Total Volume: Full-Year 2019 In Line with Forecast Total Volume (Change vs. PY) • Industry total volume decline broadly Industry(a) PMI Shipments(b) in line with historical trend; slightly better than our prior forecast of around 2.5% • PMI volume in line with full-year forecast (1.4)% (2.0)% (a) Excluding China and the U.S. (b) Like-for-like basis Source: PMI Financials or estimates 5

PMI Total Volume: Q4, 2019 PMI Total Volume (Like-for-Like Change vs. PY) • Shipments include unfavorable Shipments IMS impact of cigarette inventory movements vs. prior year quarter • IMS decline primarily reflects the impact of recent pricing actions in Turkey and the Philippines (3.1)% (4.4)% Source: PMI Financials or estimates 6

Well On Track to Deliver HTU Shipment Volume Target of 90 to 100 Billion Units by 2021 60 billion units(a) in 2019 (a) 59.7 billion units Source: PMI Financials or estimates 7

Growing Contribution of HTUs to Our Total Shipments As a % of PMI Total Shipment Volume 7.8% 5.3% 4.5% 0.9% —% 2015 2016 2017 2018 2019 0.4 7.4 36.2 41.4 59.7 PMI HTU Shipment Volume (billion units) Source: PMI Financials or estimates 8

Strong Adjusted Financial Results in 2019 Growth vs. PY • Currency-neutral like-for-like net revenue growth driven by: (ex-currency, like-for-like basis) Strong pricing for our combustible tobacco portfolio ⎼ Higher HTU shipment volume ⎼ 6.4% Net Adjusted Adjusted Revenues OI Diluted EPS Source: PMI Financials or estimates 9

Five Years of Strong RRP Net Revenue Growth As a % of Total PMI Net Revenues 18.7% 13.8% 12.7% 2.7% —% 0.2% 2014 2015 2016 2017 2018 2019 $0.1 $0.7 $3.6 $4.1 $5.6 RRP Net Revenues ($ in billions) Source: PMI Financials or estimates 10

Strong Combustible Tobacco Pricing in 2019 PMI Combustible Tobacco Pricing Variance(a) 6.5% 6.5%(c) Notable contributions from Germany, Indonesia, the Philippines, Russia and Turkey Average (2008-2018)(b) 2019 (a) Reflects combustible tobacco pricing as a % of PY combustible tobacco net revenues (b) Average combustible tobacco pricing variance (2008-2018) over average base combustible product net revenues (2007-2017) (c) On a like-for-like basis Source: PMI Financials or estimates 11

Strong Adjusted Financial Results in 2019 Growth vs. PY • Currency-neutral like-for-like net revenue growth driven by: (ex-currency, like-for-like basis) Strong pricing for our combustible tobacco portfolio ⎼ Higher HTU shipment volume ⎼ • 170bps currency-neutral like-for-like adjusted OI margin expansion, notably reflecting: Benefit from increasing scale in RRPs ⎼ Favorable geographic mix of HTUs ⎼ Combustible tobacco pricing ⎼ Cost efficiencies ⎼ Implementation of all our $400 million planned incremental RRP investments ⎼ 6.4% 11.2% Net Adjusted Adjusted Revenues OI Diluted EPS Source: PMI Financials or estimates 12

Strong Adjusted Financial Results in 2019 Growth vs. PY • Currency-neutral like-for-like net revenue growth driven by: (ex-currency, like-for-like basis) Strong pricing for our combustible tobacco portfolio ⎼ Higher HTU shipment volume ⎼ • 170bps currency-neutral like-for-like adjusted OI margin expansion, notably reflecting: Benefit from increasing scale in RRPs ⎼ Favorable geographic mix of HTUs ⎼ Combustible tobacco pricing ⎼ Cost efficiencies ⎼ Implementation of all our $400 million planned incremental RRP investments ⎼ % % % • Lower like-for-like currency-neutral growth in adjusted diluted 6.4 11.2 9.9 EPS vs. adjusted OI, reflecting higher non-controlling interests and tax rate Net Adjusted Adjusted Revenues OI Diluted EPS Source: PMI Financials or estimates 13

2019: Operating Cash Flow; Capital Expenditures PMI Operating Cash Flow • Operating cash flow up by $0.6 billion, benefiting from: ($ in billions) Working capital initiatives $10.1 The timing of certain cash costs related to our $9.5 ⎼ Berlin factory optimization ⎼ • Capital expenditures of $0.9 billion, benefiting from production efficiencies 2018 2019 Note: Operating cash flow is defined as net cash provided by operating activities Source: PMI Financials or estimates 14

HTUs Drove Total Share Growth in 2019 PMI Total International Share +0.1pp 28.3% 28.4% 1.6% HTUs 2.2% +0.6pp 26.7% Cigarettes 26.2% (0.5)pp 20% 2018 2019 Note: Excluding China and the U.S. Current view (reflecting the deconsolidation of RBH, PMI’s total market share has been restated for previous periods). Sales volume of PMI cigarettes and HTUs as a percentage of the total industry sales volume for cigarettes and HTUs Source: PMI Financials or estimates 15

Marlboro Cigarette Share at All-Time High in 2019 PMI International Cigarette Share 27.2% 26.9% Others 9.7% Marlboro 10.0% +0.3pp 2018 2019 Note: Excluding China and the U.S. Current view (reflecting the deconsolidation of RBH, PMI’s total market share has been restated for previous periods). Sales volume of PMI cigarettes as a percentage of the total industry sales volume for cigarettes Source: PMI Financials or estimates 16

IQOS Available for Sale in 52 Markets Worldwide Available for sale (a) (a) IQOS 2.4 Plus internationally, IQOS 2.4 in the U.S. Note: Status at February 6, 2020. Reflects markets where IQOS is available in key cities or nationwide. The number of markets includes Duty Free 17

IQOS 3 DUO Now Offered in All IQOS Markets(a) Positive initial effects on adult smoker conversion & satisfaction Positive initial effects on adult smoker conversion & satisfaction THIS PRODUCT CONTAINS NICOTINE AND IS NOT-RISK FREE. FOR ADULT USE ONLY. THE BEST WAY TO REDUCE TOBACCO RELATED HEALTH RISKS IS TO QUIT TOBACCO USE ALTOGETHER. (a) Excluding the U.S. Source: PMI Financials or estimates, IQOS user panels and PMI Market Research 18

Approaching 14 Million IQOS Users (in millions) (a) Total IQOS users 13.6 Estimated users who are in various stages of conversion to IQOS(a) 12.3 Estimated users who have stopped 11.3 smoking and switched to IQOS(a) 10.4 9.6 8.8 8.3 7.6 67% 67% 67% 69% 70% 70% 71% 71% 3.0 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 2018 2019 (a) See Glossary for definition Source: PMI Financials or estimates, IQOS user panels and PMI Market Research 19

Third-Largest Tobacco ‘Brand’ in IQOS Markets Share in IQOS Markets (Q4, 2019) 12.0% 5.5% 3.9% #3 Marlboro Winston PMI HTUs Rothmans L&M Note: Excluding the U.S. Reflects sales volume as a percentage of the total industry sales volume for cigarettes and HTUs Source: PMI Financials or estimates 20

HTU Offtake Shares in Key Cities PMI (Q4, 2019) Change vs. PY +5.6pp +3.6pp +7.2pp +5.4pp +3.3pp +4.0pp +7.9pp +1.9pp 16.5% 13.2% 13.6% 13.5% 8.6% 8.3% 7.7% 4.4% Athens Bratislava Kiev Kuala Lumpur Lisbon Milan Moscow Munich +3.7pp +4.6pp (2.1)pp (0.5)pp +1.8pp +13.3pp +5.9pp +1.2pp 28.5% 20.6% 13.7% 10.7% 9.5% 8.1% 10.5% 3.3% Prague Rome Seoul Sofia Tokyo(a) Vilnius Warsaw Zurich (a) Japan total market includes the cigarillo category. Full-year 2019 HTU offtake shares are provided in the appendix Source: PMI Financials or estimates 21

EU Region: Continued HEETS Share Growth 3.2% +1.5pp 1.7% Q4, 2018 Q4, 2019 Sequential Performance (vs. Q3, 2019) SoM: +0.7pp IMS Volume: +16.1% Source: PMI Financials or estimates 22

EU Region: HEETS SoM Performance in Select Markets Growth Growth Growth Q4, 2019 vs. PY Q4, 2019 vs. PY Q4, 2019 vs. PY Bulgaria 4.6% (0.1)pp Hungary 4.2% +4.2pp Portugal 7.2% +2.8pp Croatia 4.2 +2.5 Italy 6.1 +2.8 Romania 2.5 +0.5 Czech Slovak Latvia Republic 7.2 +3.0 7.7 +6.1 Republic 7.5 +1.5 Germany 1.6 +0.8 Lithuania 17.5 +9.0 Slovenia 3.7 +1.5 Greece 10.5 +3.9 Poland 3.8 +2.3 Switzerland 2.8 +0.7 Note: Select markets where HEETS share is ≥ 1%. Full-year 2019 HEETS market shares are provided in the appendix Source: PMI Financials or estimates 23

Russia: Continued Strong HEETS Share Growth 5.0% +3.3pp 1.7% Q4, 2018 Q4, 2019 Sequential Performance (vs. Q3, 2019) SoM: +1.0pp IMS Volume: +20.3% Source: PMI Financials or estimates 24

Japan: PMI HTU Share Performance 17.6% 17.0% 17.1% 16.6% 15.2% Q4 Q1 Q2 Q3 Q4 2018 2019 Source: PMI Financials or estimates 25

Japan: PMI HTU Share Performance Adjusted Total Tobacco SoM(a) 15.4% 16.6% 16.5% 16.3% 16.9% 17.6% 17.0% 17.1% 16.6% 15.2% Q4 Q1 Q2 Q3 Q4 2018 2019 (a) Excluding the impact of estimated trade inventory movements, and including the cigarillo category Source: PMI Financials or estimates 26

Korea: Stable HEETS Sequential Share Performance SoM SoS Adjusted(a) 7.8% 7.8% 7.0% 6.3% 6.4% 66.2% 62.8% 65.1% 67.2% 8.5% 64.0% 63.5% 7.3% 7.3% 63.1% 62.5% 6.2% 6.3% Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 2018 2019 2019 (a) Excluding the impact of estimated trade inventory movements Source: PMI Financials or estimates 27

IQOS Now Available in the U.S. 40 • First IQOS retail stores opened million in the initial launch markets of adult smokers in the U.S. Atlanta and Richmond • The only heat-not-burn product authorized through FDA’s PMTA pathway as "appropriate for the protection of public health" • Plan to seek an additional marketing order under the PMTA pathway for the IQOS 3 device in the coming months Source: PMI Financials or estimates 28

Launching IQOS MESH 2.0 Across Multiple Markets in 2020 • Consumer misperceptions on e-vapor category, albeit moderating, still persist • Now plan accelerated launch starting in Q3, 2020 • Notable international e-vapor market dynamics: 10 markets account for around 70% of total international adult users Skew towards open tank systems; low degree of product differentiation ⎼ Low rate of full conversion (vs. heated tobacco products) ⎼ Majority of markets have nicotine concentration limits ⎼ ⎼ • IQOS MESH 2.0 designed to address these dynamics and will leverage our RRP commercial infrastructure and capabilities Source: PMI Financials or estimates, IQOS User Panels and PMI Market Research 29

Global Collaboration Agreement with KT&G to Accelerate the Achievement of a Smoke-Free Future • Requires multiple products providing a wide array of brand, taste, price and technology choices to adult Driving smokers • Leveraging on PMI’s best-in-class RRP commercialization, technology, scientific substantiation and Growth in regulatory engagement capabilities to broaden our strong portfolio and innovation pipeline, to further drive category growth Smoke-Free • KT&G’s smoke-free products are complementary to ours Category • PMI has responsibility for all elements of commercialization and we intend to apply a market-by-market approach to deployment • Will run for an initial three-year period; royalty-based agreement The • Intention to expand the market footprint based on commercial success • Products subject to careful scientific assessment before commercialization Agreement • Working towards the first launches later this year • No current plans to commercialize KT&G products in the U.S. 30

2020: EPS Guidance • Reported diluted EPS guidance of at least $5.50, at prevailing exchange rates, compared to $4.61 in 2019: Includes four cents of unfavorable currency at prevailing exchange rates Does not include any share repurchases ⎼ ⎼ • On a currency-neutral like-for-like basis, our guidance represents a growth rate of at least 8% compared to pro forma adjusted diluted EPS of $5.13 in 2019 • Expect a particularly strong Q1 and notably softer Q2 • Higher weighting of growth to markets with significant non-controlling interests seen in H2, 2019 will continue into H1, 2020 due to annualization effects Source: PMI Financials or estimates 31

2020: Indonesia Dynamics • Excise tax and minimum banderole price increases: January 1st: excise tax +24%(a) / minimum banderole price +46%(a) April 1st: minimum RSP of 85% of new banderole price takes effect ⎼ In context of a two-year stack, increases broadly in-line with historical levels ⎼ Opportunity for narrowing of price gaps ⎼ PMI pricing of 8%(a) announced since October 2019 ⎼ ⎼ • One-time impact on 2020 pricing variance: No excise tax increase in 2019 and consequent lack of related price annualization in 2020 ⎼ • Expect total industry to decline by around 6% to 7% • Expect market dynamics to improve in 2021 (a) Weighted-average Source: PMI Financials or estimates 32

2020: Select Guidance Assumptions Combustible Tobacco % (a) ̴ 5 Pricing Variance ex-currency, like-for-like basis % Net Revenue Growth ̴ 5 ex-currency, like-for-like basis (a) Reflects combustible tobacco pricing as a % of PY combustible tobacco net revenues Source: PMI Financials or estimates 33

2020: Select Guidance Assumptions (cont.) Combustible Tobacco % (a) ̴ 5 Pricing Variance ex-currency, like-for-like basis % Net Revenue Growth ̴ 5 ex-currency, like-for-like basis Adjusted OI ≥150bps Margin Expansion ex-currency, like-for-like basis Expect improvement of 25% in our acquisition cost/IQOS user (a) Reflects combustible tobacco pricing as a % of PY combustible tobacco net revenues Source: PMI Financials or estimates 34

2020: Industry Total Volume Decline Assumption • 3% to 4% decline weaker than historical average, impacted by: Indonesia: 2020 excise tax increase % 5-year trend (2)-(3) (2015-2019) Japan: cigarillo category growth driven ⎼ by preferential tax treatment ⎼ • Underlying fundamentals remain unchanged ̴ (0.7)pp Indonesia ̴ (0.3)pp Japan cigarillos • EU TPD menthol ban not expected (3)-(4)% to have signiﬁcant impact Note: Excluding China and the U.S. Source: PMI Financials or estimates 35

2020: Select Guidance Assumptions (cont.) % PMI Total Shipments (2.5)-(3.5) like-for-like basis Well on track to meet PMI HTU Shipments 90 to 100 billion units by 2021 Source: PMI Financials or estimates 36

2020: Select Guidance Assumptions (cont.) Full-Year Effective Tax Rate ̴ 23% Net Interest Expense Relatively Stable Operating Cash Flow ̴ $10.5 billion Total Capital Expenditures ̴ $1.0 billion Note: Operating cash ﬂow is deﬁned as net cash provided by operating activities Source: PMI Financials or estimates 37

Anticipate Strong Underlying Business Fundamentals to Continue into 2020 • Very signiﬁcant progress on our transformation to a smoke-free future • IQOS continues to perform strongly: Project signiﬁcantly more new users in 2020 ⎼ • Robust combustible tobacco portfolio performance and pricing power • Well on track to deliver 2019-2021 currency-neutral CAGR targets of: ≥5% for net revenues ≥8% for adjusted diluted EPS ⎼ Source: PMI Financials or estimates Source:⎼ PMI Financials or estimates 38

Delivering a Smoke-Free Future 2019 Fourth-Quarter and Full-Year Results Questions & Answers Have you downloaded the PMI Investor Relations App yet? iOS Download Android Download The free IR App is available to download at the Apple App Store for iOS devices and at Google Play for Android mobile devices Or go to: www.pmi.com/irapp

Delivering a Smoke-Free Future 2019 Fourth-Quarter and Full-Year Results February 6, 2020

Glossary of Key Terms and Deﬁnitions, Appendix, and Reconciliation of Non-GAAP Measures 41

Glossary: General Terms • "PMI" refers to Philip Morris International Inc. and its subsidiaries • Until March 28, 2008, PMI was a wholly owned subsidiary of Altria Group, Inc. ("Altria"). Since that time the company has been independent and is listed on the New York Stock Exchange (ticker symbol "PM") • "RBH" refers to PMI’s Canadian subsidiary, Rothmans, Benson & Hedges Inc. • The Companies’ Creditors Arrangement Act (CCAA) is a Canadian federal law that permits a Canadian business to restructure its affairs while carrying on its business in the ordinary course • Trademarks are italicized • Comparisons are made to the same prior-year period unless otherwise stated • Unless otherwise stated, references to total industry, total market, PMI shipment volume and PMI market share performance reﬂect cigarettes and heated tobacco units • References to total international market, deﬁned as worldwide cigarette and heated tobacco unit volume excluding the U.S., total industry, total market and market shares are PMI estimates for tax-paid products based on the latest available data from a number of internal and external sources and may, in deﬁned instances, exclude the People's Republic of China and/or PMI's duty free business. In addition, to reﬂect the deconsolidation of PMI's Canadian subsidiary, Rothmans, Benson & Hedges, Inc. (RBH), effective March 22, 2019, PMI's total market share has been restated for previous periods • "OTP" is deﬁned as "other tobacco products," primarily roll-your-own and make-your-own cigarettes, pipe tobacco, cigars and cigarillos, and does not include reduced-risk products • "Combustible products" is the term PMI uses to refer to cigarettes and OTP, combined • In-market sales, or "IMS," is deﬁned as sales to the retail channel, depending on the market and distribution model • "Total shipment volume" is deﬁned as the combined total of cigarette shipment volume and heated tobacco unit shipment volume 42

Glossary: General Terms (cont.) • "EU" is deﬁned as the European Union Region • "EE" is deﬁned as the Eastern Europe Region • "ME&A" is deﬁned as the Middle East & Africa Region and includes PMI's duty free business • "S&SA" is deﬁned as the South & Southeast Asia Region • "EA&A" is deﬁned as the East Asia & Australia Region • "LA&C" is deﬁned as the Latin America & Canada Region • Following the deconsolidation of PMI's Canadian subsidiary, Rothmans, Benson & Hedges, Inc. (RBH), PMI will continue to report the volume of brands sold by RBH for which other PMI subsidiaries are the trademark owner. These include HEETS, Next, Philip Morris and Rooftop, which accounted for approximately 40% of RBH's total shipment volume in 2018 • From time to time, PMI’s shipment volumes are subject to the impact of distributor inventory movements, and estimated total industry/market volumes are subject to the impact of inventory movements in various trade channels that include estimated trade inventory movements of PMI’s competitors arising from market-speciﬁc factors that signiﬁcantly distort reported volume disclosures. Such factors may include changes to the manufacturing supply chain, shipment methods, consumer demand, timing of excise tax increases or other inﬂuences that may affect the timing of sales to customers. In such instances, in addition to reviewing PMI shipment volumes and certain estimated total industry/market volumes on a reported basis, management reviews these measures on an adjusted basis that excludes the impact of distributor and/or estimated trade inventory movements. Management also believes that disclosing PMI shipment volumes and estimated total industry/market volumes in such circumstances on a basis that excludes the impact of distributor and/or estimated trade inventory movements, such as on an IMS basis, improves the comparability of performance and trends for these measures over different reporting periods • "SoM" stands for share of market • "SoS" stands for share of segment 43

Glossary: Financial Terms • Net revenues related to combustible products refer to the operating revenues generated from the sale of these products, including shipping and handling charges billed to customers, net of sales and promotion incentives, and excise taxes. PMI recognizes revenue when control is transferred to the customer, typically either upon shipment or delivery of goods • Net revenues related to RRPs represent the sale of heated tobacco units, IQOS devices and related accessories, and other nicotine-containing products, primarily e-vapor products, including shipping and handling charges billed to customers, net of sales and promotion incentives, and excise taxes. PMI recognizes revenue when control is transferred to the customer, typically either upon shipment or delivery of goods. • "Adjusted Operating Income (OI) Margin" is calculated as adjusted OI, divided by net revenues • Management reviews net revenues, OI, OI margins, operating cash ﬂow and earnings per share, or "EPS," on an adjusted basis, which may exclude the impact of currency and other items such as acquisitions, asset impairment and exit costs, tax items and other special items. For example, PMI’s adjusted diluted EPS and other impacted results reﬂect the loss on deconsolidation of RBH and the Canadian tobacco litigation-related expense, recorded in the ﬁrst quarter of 2019, and the Russia excise & VAT charge, recorded in the third quarter of 2019. PMI believes that the adjusted measures, including pro forma measures, will provide useful insight into underlying business trends and results, and will provide a more meaningful performance comparison for the period during which RBH remains under CCAA protection. For PMI's 2018 pro forma adjusted diluted EPS by quarter and year-to-date, see Schedule 3 in PMI’s fourth-quarter 2019 earnings release • "Fair value adjustment for equity security investments" reﬂects the adjustment resulting from share price movements in passive investments for publicly traded entities that are not controlled or inﬂuenced by PMI. Under U.S. GAAP, such adjustments are required, since January 1, 2018, to be reﬂected directly in the income statement 44

Glossary: Reduced-Risk Products • "Reduced-risk products," or "RRPs," is the term PMI uses to refer to products that present, are likely to present, or have the potential to present less risk of harm to smokers who switch to these products versus continuing smoking. PMI has a range of RRPs in various stages of development, scientiﬁc assessment and commercialization. PMI RRPs are smoke-free products that produce an aerosol that contains far lower quantities of harmful and potentially harmful constituents than found in cigarette smoke • "Aerosol" refers to a gaseous suspension of ﬁne solid particles and/or liquid droplets • "Combustion" is the process of burning a substance in oxygen, producing heat and often light • "Smoke" is a visible suspension of solid particles, liquid droplets and gases in air, emitted when a material burns • "Heated tobacco units," or "HTUs," is the term PMI uses to refer to heated tobacco consumables, which for PMI include the company's HEETS, HEETS Marlboro and HEETS FROM MARLBORO, deﬁned collectively as HEETS, as well as Marlboro HeatSticks and Parliament HeatSticks • The IQOS heat-not-burn device is a precisely controlled heating device into which a specially designed and proprietary tobacco unit is inserted and heated to generate an aerosol • HTU "offtake volume" represents the estimated retail offtake of HTUs based on a selection of sales channels that vary by market, but notably include retail points of sale and e-commerce platforms • HTU "offtake share" represents the estimated retail offtake volume of HTUs divided by the sum of estimated total offtake volume for cigarettes and HTUs • National market share for HTUs is deﬁned as the total sales volume for HTUs as a percentage of the total estimated sales volume for cigarettes and HTUs 45

Glossary: Reduced-Risk Products (cont.) • "Total IQOS users" is defined as the estimated number of Legal Age (minimum 18 years) IQOS users that used PMI HTUs for at least 5% of their daily tobacco consumption over the past seven days • "Converted IQOS Users" is defined as the estimated number of Legal Age (minimum 18 years) IQOS users that used PMI HTUs for over 95% of their daily tobacco consumption over the past seven days • "Predominant IQOS Users" is defined as the estimated number of Legal Age (minimum 18 years) IQOS users that used PMI HTUs units for between 70% and 95% of their daily tobacco consumption over the past seven days • "Situational IQOS Users" is defined as the estimated number of Legal Age (minimum 18 years) IQOS users that used PMI HTUs for between 5% and less than 70% of their daily tobacco consumption over the past seven days • "Abandoned IQOS Users" is defined as the estimated number of Legal Age (minimum 18 years) IQOS users that used PMI HTUs for less than 5% of their daily tobacco consumption over the past seven days • The estimated number of people who have "stopped smoking and switched to IQOS" is defined as: for markets where IQOS is the only heat-not-burn product, daily individual consumption of PMI HTUs represents the totality of their daily tobacco consumption in the past seven days; for markets where IQOS is one among other heat-not-burn products, daily individual consumption of HTUs represents the totality of their daily tobacco consumption in the past seven days, of which at least 70% are PMI HTUs • "FDA" stands for the U.S. Food & Drug Administration • "MRTP" stands for Modified Risk Tobacco Product, the term used by the U.S. FDA to refer to RRPs • "MRTP application" stands for Modified Risk Tobacco Product application under section 911 of the FD&C Act • "PMTA" stands for Premarket Tobacco Application under section 910 of the FD&C Act 46

Glossary: IQOS in the United States • On April 30, 2019, the U.S. Food and Drug Administration (FDA) announced that the marketing of a version of IQOS, PMI's heat-not-burn product, together with its heated tobacco units (the term PMI uses to refer to heated tobacco consumables), is appropriate for the protection of public health and authorized it for sale in the U.S. The FDA’s decision follows its comprehensive assessment of PMI’s premarket tobacco product applications (PMTAs) submitted to the Agency in 2017. In the third quarter of 2019, PMI brought a version of its IQOS Platform 1 device and three variants of its heated tobacco units to the U.S. through its license with Altria Group, Inc., whose subsidiary, Philip Morris USA Inc., is responsible for marketing the product and complying with the provisions set forth in the FDA's marketing order • Shipment volume of heated tobacco units to the U.S. is included in the heated tobacco unit shipment volume of the Latin America & Canada segment. Revenues from shipments of Platform 1 devices, heated tobacco units and accessories to Altria Group, Inc. for sale under license in the U.S. are included in Net Revenues of the Latin America & Canada segment 47

HTU Offtake Shares in Key Cities PMI (FY, 2019) Change vs. PY +6.2pp +5.8pp +6.8pp +4.2pp +3.7pp +3.5pp +7.2pp +1.7pp 13.9% 12.8% 11.5% 10.7% 6.5% 7.7% 6.4% 3.6% Athens Bratislava Kiev Kuala Lumpur Lisbon Milan Moscow Munich +5.4pp +4.5pp (0.9)pp +2.7pp +1.8pp +13.6pp +4.5pp +1.1pp 20.4% 23.1% 12.8% 8.7% 10.1% 8.8% 7.5% 2.8% Prague Rome Seoul Sofia Tokyo(a) Vilnius Warsaw Zurich (a) Japan total market includes the cigarillo category Source: PMI Financials or estimates 48

EU Region: HEETS SoM Performance in Select Markets Growth Growth Growth FY, 2019 vs. PY FY, 2019 vs. PY FY, 2019 vs. PY Bulgaria 4.5% +1.7pp Hungary 1.9% +1.9pp Portugal 6.2% +3.2pp Croatia 3.4 +2.6 Italy 4.8 +2.6 Romania 2.3 +0.4 Czech Slovak Latvia Republic 5.9 +3.3 5.4 +4.7 Republic 6.8 +3.2 Germany 1.2 +0.7 Lithuania 14.1 +9.2 Slovenia 3.1 +1.6 Greece 8.7 +4.0 Poland 2.5 +1.6 Switzerland 2.6 +0.9 Note: Select markets where HEETS share is ≥ 1% Source: PMI Financials or estimates 49

2020: EPS Guidance Full-Year ($/share) 2020 Adjusted Forecast 2019 Growth Reported Diluted EPS ≥ $5.50 $4.61 - Tax items (0.04) - Asset impairment and exit costs 0.23 - Canadian tobacco litigation-related expense 0.09 - Loss on deconsolidation of RBH 0.12 - Russia excise and VAT audit charge 0.20 - Fair value adjustment for equity security investments (0.02) Adjusted Diluted EPS $5.50 $5.19 (a) - Net earnings attributable to RBH (0.06) Adjusted Diluted EPS $5.50 $5.13 (b) - Currency (0.04) Adjusted Diluted EPS, excluding currency ≥ $5.54 $5.13 (b) ≥ 8% (a) Net reported diluted EPS attributable to RBH from January 1, 2019 through March 21, 2019 (b) Pro forma Source: PMI Financials or estimates 50

Business Transformation Metrics[(a)]

Shifting Company Resources to Deliver a Smoke-Free Future

	2015	2016	2017	2018	2019	Aspiration[(b)] by 2025
R&D expenditure (smoke-free/total)	70%	72%	74%	92%	98%	
Commercial expenditure (smoke-free/total)	8%	15%	39%	60%	71%	
Net revenues[(c)] (smoke-free/total)	0.2%	2.7%	12.7%	13.8%	18.7%	38-42%
Smoke-free product shipment ratio[(d)] (smoke-free/total)	0.1%	0.9%	4.4%	5.1%	7.6%	>30%
Estimated users who have stopped smoking and switched to *IQOS*[(e)] (in millions)	n/a	1.5	4.7	6.6	9.7	>40

(a) As of December 31, 2019
(b) Assuming constant PMI market share. We do not set aspirational targets for R&D and commercial expenditure but we expect both ratios to continue increasing to enable the stated outcome in terms of shipment volume. **Note: Aspirational targets do not constitute financial projections**
(c) Excluding excise taxes. For future periods, at today's pricing and excise tax assumptions
(d) The smoke-free product shipment ratio is computed based on millions of units. Smoke-free products include heated tobacco units and e-cigarettes. Total products include smoke-free products, cigarettes and other combustible products
(e) See slide 46 for definition
Source: PMI Financials or estimates, *IQOS* user panels and PMI Market Research

51

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries Reconciliation of Non-GAAP Measures Reconciliation of Reported Diluted EPS to Reported Diluted EPS, excluding Currency, and Reconciliation of Reported Diluted EPS to Adjusted Diluted EPS, excluding Currency (Unaudited) Years Ended December 31, 2019 2018 % Change Reported Diluted EPS $ 4.61 $ 5.08 (9.3)% Currency (0.13) Reported Diluted EPS, excluding Currency $ 4.74 $ 5.08 (6.7)% Years Ended December 31, 2019 2018 % Change Reported Diluted EPS $ 4.61 $ 5.08 (9.3)% Asset impairment and exit costs 0.23 - Canadian tobacco litigation-related expense 0.09 - Loss on deconsolidation of RBH 0.12 - Russia excise and VAT audit charge 0.20 - Fair value adjustment for equity security investments (0.02) - Tax items (0.04) 0.02 Adjusted Diluted EPS $ 5.19 $ 5.10 1.8% Currency (0.13) Adjusted Diluted EPS, excluding Currency $ 5.32 $ 5.10 4.3% 52

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries Reconciliation of Non-GAAP Measures Adjustments for the Impact of RBH, excluding Currency (Unaudited) Years Ended December 31, 2019 2018 % Change Adjusted Diluted EPS(a) $ 5.19 $ 5.10 1.8% Net earnings attributable to RBH (0.26) (b) Adjusted Diluted EPS $ 5.19 $ 4.84 (c) 7.2% Currency (0.13) Adjusted Diluted EPS, excluding Currency $ 5.32 $ 4.84 (c) 9.9% (a) For the calculation, see previous slide (b) Represents the impact attributable to RBH from March 22, 2018 through end of period date (c) Pro forma 53

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures

Net Revenues by Product Category and Adjustments of Net Revenues for the Impact of Currency and Acquisitions
($ in millions) / (Unaudited)

Net Revenues	Currency	Net Revenues excluding Currency	Acquisitions	Net Revenues excluding Currency & Acquisitions	Years Ended December 31,	Net Revenues	Total	Excluding Currency	Excluding Currency & Acquisitions
		2019			**Reduced-Risk Products**	2018		% Change	
$ 1,724	$ (98)	$ 1,822	$ -	$ 1,822	European Union	$ 865	99.2%	+100%	+100%
844	(19)	864	-	864	Eastern Europe	324	+100%	+100%	+100%
321	(1)	322	-	322	Middle East & Africa	382	(15.8)%	(15.7)%	(15.7)%
-	-	-	-	-	South & Southeast Asia	-	-	-	-
2,671	13	2,658	-	2,658	East Asia & Australia	2,506	6.6%	6.0%	6.0%
27	(1)	28	-	28	Latin America & Canada[a]	19	41.9%	49.9%	49.9%
$ 5,587	**$ (106)**	**$ 5,693**	**$ -**	**$ 5,693**	**Total RRPs**	**$ 4,096**	**36.4%**	**39.0%**	**39.0%**
		2019			**PMI**	2018		% Change	
$ 9,817	$ (563)	$ 10,380	$ -	$ 10,380	European Union	$ 9,298	5.6%	11.6%	11.6%
3,282	(108)	3,390	-	3,390	Eastern Europe	2,921	12.4%	16.1%	16.1%
4,042	(162)	4,204	-	4,204	Middle East & Africa	4,114	(1.8)%	2.2%	2.2%
5,094	(10)	5,104	-	5,104	South & Southeast Asia	4,656	9.4%	9.6%	9.6%
5,364	(26)	5,390	-	5,390	East Asia & Australia	5,580	(3.9)%	(3.4)%	(3.4)%
2,206	(68)	2,274	-	2,274	Latin America & Canada	3,056	(27.8)%	(25.6)%	(25.6)%
$ 29,805	**$ (937)**	**$ 30,742**	**$ -**	**$ 30,742**	**Total PMI**	**$ 29,625**	**0.6%**	**3.8%**	**3.8%**

(a) Net Revenues include revenues from shipments of Platform 1 devices, heated tobacco units and accessories to Altria Group, Inc., commencing in the third quarter of 2019, for sale under license in the United States

Note: Sum of Regions might not foot to Total PMI due to roundings. "-" indicates amounts between -$0.5 million and +$0.5 million

54

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries Reconciliation of Non-GAAP Measures Adjustments for the Impact of RBH, excluding Currency ($ in millions) / (Unaudited) Years Ended December 31, 2019 2018 % Change Net Revenues $ 29,805 $ 29,625 0.6% Net Revenues attributable to RBH (742) (a) Net Revenues $ 29,805 $ 28,883 (b) 3.2% Currency (937) Net Revenues, excluding Currency $ 30,742 $ 28,883 (b) 6.4% (a) Represents the impact attributable to RBH from March 22, 2018 through end of period date (b) Pro forma 55

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures

Reconciliation of Operating Income to Adjusted Operating Income, excluding Currency and Acquisitions
($ in millions) / (Unaudited)

Operating Income	Asset Impairment & Exit Costs	Adjusted Operating Income	Currency	Adjusted Operating Income excluding Currency	Acqui-sitions	Adjusted Operating Income excluding Currency & Acqui-sitions		Operating Income	Asset Impairment & Exit Costs	Adjusted Operating Income	Total	Excluding Currency	Excluding Currency & Acqui-sitions
			2019				Years Ended December 31,		2018			% Change	
$ 3,970	$ (342) (a)	$ 4,312	$ (330)	$ 4,642	$ -	$ 4,642	European Union	$ 4,105	$ -	$ 4,105	5.0%	13.1%	13.1%
547	(374) (b)	921	23	898	-	898	Eastern Europe	902	-	902	2.1%	(0.4)%	(0.4)%
1,684	-	1,684	(53)	1,737	-	1,737	Middle East & Africa	1,627	-	1,627	3.5%	6.8%	6.8%
2,163	(20) (a)	2,183	17	2,166	-	2,166	South & Southeast Asia	1,747	-	1,747	25.0%	24.0%	24.0%
1,932	-	1,932	37	1,895	-	1,895	East Asia & Australia	1,851	-	1,851	4.4%	2.4%	2.4%
235	(493) (c)	728	14	714	-	714	Latin America & Canada	1,145	-	1,145	(36.4)%	(37.6)%	(37.6)%
$ 10,531	**$ (1,229)**	**$ 11,760**	**$ (292)**	**$ 12,052**	**$ -**	**$ 12,052**	**Total PMI**	**$ 11,377**	**$ -**	**$ 11,377**	**3.4%**	**5.9%**	**5.9%**

(a) Represents asset impairment and exit costs
(b) Represents the Russia excise and VAT audit charge
(c) Includes asset impairment and exit costs ($60 million), the Canadian tobacco litigation-related expense ($194 million) and the loss on deconsolidation of RBH ($239 million)

56

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries Reconciliation of Non-GAAP Measures Adjustments for the Impact of RBH, excluding Currency ($ in millions) / (Unaudited) Years Ended December 31, 2019 2018 % Change Operating Income $ 10,531 $ 11,377 (7.4)% Asset impairment and exit costs (422) - Canadian tobacco litigation-related expense (194) - Loss on deconsolidation of RBH (239) - Russia excise and VAT audit charge (374) - Adjusted Operating Income $ 11,760 $ 11,377 3.4% Operating Income attributable to RBH (542) (a) Adjusted Operating Income $ 11,760 $ 10,835 (b) 8.5% Currency (293) Adjusted Operating Income, excluding Currency $ 12,053 $ 10,835 (b) 11.2% (a) Represents the impact attributable to RBH from March 22, 2018 through end of period date (b) Pro forma 57

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures

Reconciliation of Adjusted Operating Income Margin, excluding Currency and Acquisitions
($ in millions) / (Unaudited)

Adjusted Operating Income (a)	Net Revenues	Adjusted Operating Income Margin	Adjusted Operating Income excluding Currency (a)	Net Revenues excluding Currency (b)	Adjusted Operating Income Margin excluding Currency	Adjusted Operating Income excluding Currency & Acquisitions (a)	Net Revenues excluding Currency & Acquisitions (b)	Adjusted Operating Income Margin excluding Currency & Acquisitions	Years Ended December 31,	Adjusted Operating Income (a)	Net Revenues	Adjusted Operating Income Margin	Adjusted Operating Income Margin	Adjusted Operating Income Margin excluding Currency	Adjusted Operating Income Margin excluding Currency & Acquisitions
2019										2018			% Points Change		
$ 4,312	$ 9,817	43.9%	$ 4,642	$ 10,380	44.7%	$ 4,642	$ 10,380	44.7%	European Union	$ 4,105	$ 9,298	44.1%	(0.2)	0.6	0.6
921	3,282	28.1%	898	3,390	26.5%	898	3,390	26.5%	Eastern Europe	902	2,921	30.9%	(2.8)	(4.4)	(4.4)
1,684	4,042	41.7%	1,737	4,204	41.3%	1,737	4,204	41.3%	Middle East & Africa	1,627	4,114	39.5%	2.2	1.8	1.8
2,183	5,094	42.9%	2,166	5,104	42.4%	2,166	5,104	42.4%	South & Southeast Asia	1,747	4,656	37.5%	5.4	4.9	4.9
1,932	5,364	36.0%	1,895	5,390	35.2%	1,895	5,390	35.2%	East Asia & Australia	1,851	5,580	33.2%	2.8	2.0	2.0
728	2,206	33.0%	714	2,274	31.4%	714	2,274	31.4%	Latin America & Canada	1,145	3,056	37.5%	(4.5)	(6.1)	(6.1)
$ 11,760	**$ 29,805**	**39.5%**	**$ 12,052**	**$ 30,742**	**39.2%**	**$ 12,052**	**$ 30,742**	**39.2%**	**Total PMI**	**$ 11,377**	**$ 29,625**	**38.4%**	**1.1**	**0.8**	**0.8**

(a) For the calculation of Adjusted Operating Income and Adjusted Operating Income excluding currency and acquisitions refer to slide 56
(b) For the calculation of Net Revenues excluding currency and acquisitions refer to slide 54

58

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries Reconciliation of Non-GAAP Measures Adjustments for the Impact of RBH, excluding Currency ($ in millions) / (Unaudited) Years Ended December 31, 2019 2018 % Change Adjusted Operating Income(a) $ 11,760 $ 11,377 3.4% Net Revenues $ 29,805 $ 29,625 Adjusted OI Margin 39.5% 38.4% 1.1 Adjusted OI Margin attributable to RBH (0.9) (b) Adjusted OI Margin 39.5% 37.5%(c) 2.0 Currency 0.3 Adjusted OI Margin, excluding Currency 39.2% 37.5%(c) 1.7 (a) For the calculation of Adjusted Operating Income refer to slide 56 (b) Represents the impact attributable to RBH from March 22, 2018 through end of period date (c) Pro forma 59

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures

Reconciliation of Reported Diluted EPS to Pro Forma Adjusted Diluted EPS
(Unaudited)

	Quarter Ended Mar 31, 2018		Quarter Ended Jun 30, 2018	Six Months Ended Jun 30, 2018		Quarter Ended Sept 30, 2018	Nine Months Ended Sept 30, 2018		Quarter Ended Dec 31, 2018	Year Ended Dec 31, 2018		Quarter Ended Mar 31, 2019	
Reported Diluted EPS	**$ 1.00**		**$ 1.41**	**$ 2.41**		**$ 1.44**	**$ 3.85**		**$ 1.23**	**$ 5.08**		**$ 0.87**	
Asset impairment and exit costs	-		-	-		-	-		-	-		0.01	
Canadian tobacco litigation-related expense	-		-	-		-	-		-	-		0.09	
Loss on deconsolidation of RBH	-		-	-		-	-		-	-		0.12	
Tax items	-		-	-		-	-		0.02	0.02		-	
Adjusted Diluted EPS	**$ 1.00**		**$ 1.41**	**$ 2.41**		**$ 1.44**	**$ 3.85**		**$ 1.25**	**$ 5.10**		**$ 1.09**	(c)
Net earnings attributable to RBH	-	(a)	(0.08)	(0.08)	(a)	(0.09)	(0.18)	(a)	(0.08)	(0.26)	(a)	-	(b)
Pro Forma Adjusted Diluted EPS	**$ 1.00**		**$ 1.33**	**$ 2.33**		**$ 1.35**	**$ 3.67**		**$ 1.17**	**$ 4.84**			

(a) Represents the impact of net earnings attributable to RBH from March 22, 2018 through end of period date
(b) Represents the impact of net earnings attributable to RBH from March 22, 2019 through end of period date
(c) Includes approximately $0.06 per share of net earnings attributable to RBH from January 1, 2019 through March 21, 2019
Note: EPS is computed independently for each of the periods presented. Accordingly, the sum of the quarterly EPS amounts may not agree to the total for the year

60

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures

Net Revenues by Product Category and Adjustments of Net Revenues for the Impact of Currency and Acquisitions
($ in millions) / (Unaudited)

Net Revenues	Currency	Net Revenues excluding Currency	Acquisitions	Net Revenues excluding Currency & Acquisitions	Years Ended December 31,	Net Revenues	Total	Excluding Currency	Excluding Currency & Acquisitions
		2017			**Reduced-Risk Products**	**2016**		**% Change**	
$ 269	$ 5	$ 264	$ -	$ 264	European Union	$ 57	+100%	+100%	+100%
55	3	52	-	52	Eastern Europe	6	+100%	+100%	+100%
94	(3)	98	-	98	Middle East & Africa	4	+100%	+100%	+100%
-	-	-	-	-	South & Southeast Asia	-	-	-	-
3,218	(94)	3,312	-	3,312	East Asia & Australia	666	+100%	+100%	+100%
4	-	4	-	4	Latin America & Canada	1	+100%	+100%	+100%
$ 3,640	**$ (89)**	**$ 3,729**	**$ -**	**$ 3,729**	**Total RRPs**	**$ 733**	**+100%**	**+100%**	**+100%**
		2017			**PMI**	**2016**		**% Change**	
$ 8,318	$ 45	$ 8,273	$ -	$ 8,273	European Union	$ 8,162	1.9%	1.4%	1.4%
2,711	229	2,482	-	2,482	Eastern Europe	2,484	9.1%	(0.1)%	(0.1)%
3,988	(520)	4,508	-	4,508	Middle East & Africa	4,516	(11.7)%	(0.2)%	(0.2)%
4,417	(63)	4,480	-	4,480	South & Southeast Asia	4,396	0.5%	1.9%	1.9%
6,373	(74)	6,447	-	6,447	East Asia & Australia	4,285	48.7%	50.5%	50.5%
2,941	(54)	2,995	-	2,995	Latin America & Canada	2,842	3.5%	5.4%	5.4%
$ 28,748	**$ (437)**	**$ 29,185**	**$ -**	**$ 29,185**	**Total PMI**	**$ 26,685**	**7.7%**	**9.4%**	**9.4%**

Note: Sum of Regions might not foot to Total PMI due to roundings. "-" indicates amounts between -$0.5 million and +$0.5 million

61

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures

Net Revenues by Product Category and Adjustments of Net Revenues for the Impact of Currency and Acquisitions
($ in millions) / (Unaudited)

Net Revenues	Currency	Net Revenues excluding Currency	Acquisitions	Net Revenues excluding Currency & Acquisitions	Years Ended December 31,	Net Revenues	Total	Excluding Currency	Excluding Currency & Acquisitions
		2016			**Reduced-Risk Products**	**2015**		**% Change**	
$ 57	$ (2)	$ 60	$ -	$ 60	European Union	$ 29	96.4%	+100%	+100%
6	-	6	-	6	Eastern Europe	-	-	-	-
4	1	3	-	3	Middle East & Africa	-	-	-	-
-	-	-	-	-	South & Southeast Asia	-	-	-	-
666	70	597	-	597	East Asia & Australia	35	+100%	+100%	+100%
1	-	1	-	1	Latin America & Canada	-	-	-	-
$ 733	**$ 67**	**$ 666**	**$ -**	**$ 666**	**Total RRPs**	**$ 64**	**+100%**	**+100%**	**+100%**
		2016			**PMI**	**2015**		**% Change**	
$ 8,162	$ (147)	$ 8,309	$ -	$ 8,309	European Union	$ 8,068	1.2%	3.0%	3.0%
2,484	(340)	2,824	-	2,824	Eastern Europe	2,735	(9.2)%	3.3%	3.3%
4,516	(260)	4,776	-	4,776	Middle East & Africa	4,629	(2.4)%	3.2%	3.2%
4,396	(71)	4,467	-	4,467	South & Southeast Asia	4,288	2.5%	4.2%	4.2%
4,285	63	4,222	-	4,222	East Asia & Australia	3,915	9.5%	7.8%	7.8%
2,842	(525)	3,367	-	3,367	Latin America & Canada	3,159	(10.0)%	6.6%	6.6%
$ 26,685	**$ (1,280)**	**$ 27,965**	**$ -**	**$ 27,965**	**Total PMI**	**$ 26,794**	**(0.4)%**	**4.4%**	**4.4%**

Note: Sum of Regions might not foot to Total PMI due to roundings. "-" indicates amounts between -$0.5 million and +$0.5 million

62

Delivering a Smoke-Free Future 2019 Fourth-Quarter and Full-Year Results February 6, 2020